ARDEN REALTY LIMITED PARTNERSHIP
                  9100 Wilshire Boulevard
                       Suite 700 East
              Beverly Hills, California 90212

                       March 30, 1998


Highridge-Apollo Grand Plaza, L.P.
1970 East Grand Avenue, Suite 300
El Segundo, CA 90245
Attention:     Jack Mahoney

     Re:  Continental Grand Plaza.

Gentlemen:

     Reference is made to that certain Contribution Agreement dated March 30, 1998 and covering the Continental Grand Plaza Office Building ("Agreement"), between you and your direct and indirect constituent partners as Contributor and the undersigned as OP ("Arden") regarding the real property ("Property"). Capitalized terms not otherwise defined in this letter shall have the meaning ascribed to them in the Agreement.

     This letter will acknowledge the mutual understanding of Contributor and Arden that both have agreed to execute the above-referenced Agreement in its present form even though it has not been reviewed by Arden's tax and REIT counsel, Latham and Watkins. If before the close of business on Friday, April 3, 1998, such counsel has raised material and substantive comments to the Agreement, the parties agree to negotiate in good faith to resolve any such issues before the close of business on April 3, 1998 and to execute a revised Agreement dealing with such matters. Failure to reach timely resolution of any such new issues raised by such counsel shall release Contributor and Arden from any further obligation or commitment to each other with respect to the Property and by written notice to the other by either Arden or Contributor the Agreement shall be terminated and cancelled and the Escrow Agent shall be instructed to return the Deposit to Arden. An absence of written notice from such counsel shall conclusively mean that such counsel has no material or substantive issues with respect to the Agreement.

     This letter may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this letter may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. In addition to the foregoing, the parties hereto each (i) has agreed to permit the use of telecopied signatures in order to expedite the transaction contemplated by this letter, (ii) intends to be bound by its respective telecopied signature, (iii) is aware that the other party will rely on the telecopied signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of this letter and notices effecting the transaction contemplated by this letter based on the fact that a signature or notice was sent by telecopy.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return a copy of this Amendment for our files.

                           Sincerely,

                           ARDEN REALTY LIMITED PARTNERSHIP,
                           a Maryland limited partnership

                           By:  Arden Realty, Inc.
                                a Maryland corporation
                                Its general partner


                              By:/s/ Victor J. Coleman
                                  Victor J. Coleman,
                                  President and Chief Operating Officer



Accepted and Agreed to this
30th day to March 1998


HIGHRIDGE-APOLLO GRAND PLAZA, L.P.,
a California limited partnership

By:  OLYMPIC BEND ASSOCIATES,
     a California limited partnership,
     Managing General Partner


     By:/s/ Steven A. Berlinger
        Name: Steven A. Berlinger
        Title: Co-Managing Partner